UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2018

IMMUNE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 15, 2018, Immune Pharmaceuticals Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected Jeffrey Paley, M.D. and Daniel Kazado as directors of the Company’s staggered board for another three year term, (ii) ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) approved of an amendment to our 2015 Equity Incentive Plan to increase the number of shares issuable under the plan from 750,000 to 3,500,000 and to eliminate the share limit on annual awards to any single participant in any fiscal year, (iv) approved an adjournment on Proposal 4 of our proxy statement involving ratification of our previously approved reverse stock split (v) approved, on a non-binding, advisory basis, the Company’s executive compensation, and (vi) approved, on a non-binding, advisory basis, the frequency of three years for the Company to hold advisory votes on its executive compensation. Stockholders of record at the close of business on December 1, 2017 were entitled to one vote for each share of common stock.  On December 1, 2017, there were 17,904,173 shares of common stock issued and outstanding, of which at least 10, 252,563 were represented at the Meeting, or approximately 57.26 % of the total outstanding, which was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Daniel Kazado and Jeffrey Paley, M.D. were elected to serve until the 2020 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Daniel Kazado	4,376,990	990,118	-
Jeffrey Paley, M.D.	4,111,623	1,255,485	-
Total	8,488,613	2,245,603	4,885,455

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,578,766	1,455,906	217,891	-

Proposal No. 3 – Approval of Amendments to 2015 Equity Plan

The amendments to the Amended and Restated 2015 Equity Incentive Plan were approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,418,208	1,911,087	37,813	4,885,455

Proposal No. 5 – Approval, by non-binding advisory vote, of the Company’s executive compensation

The Company’s executive compensation, by non-binding advisory vote, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,710,459	1,556,265	100,384	4,885,455

Proposal No. 6 – Approval, by non-binding advisory vote, on the frequency of advisory votes on the Company’s executive compensation

The frequency of three years for future advisory votes on the Company’s executive compensation was approved. The voting results were as follows:

3 Years	2 Years	1 Year	Abstentions
3,287,407	61,591	1,826,994	191,116

A copy of the press release issued by the Company with respect to the Meeting and certain other matters described therein is attached hereto as Exhibit 99.1.

With respect to Proposal 4 regarding the ratification of the previously approved reverse stock split, the Annual Meeting was adjourned to February 23, 2018, at 1:00 p.m. Eastern Time. The adjourned stockholder meeting will be held at 55 W.46th Street, New York, NY 10036, during which stockholders may also participate by virtual shareholder meeting at www.virtualshareholdermeeting.com/IMNP. The purpose of the adjournment is to allow additional time for the Company stockholders to vote on Proposal 4. As of the time of the meeting on February 15, 2018, approximately 78% of the total votes cast on Proposal No. 4 have been in favor of the proposal.

Item 7.01.	Regulation FD Disclosure.

The Company, in its February 20, 2018 press release, also provided a business update on the proposed spinoff of its oncology subsidiary, Cytovia, Inc., and with respect to the Company’s other pipeline of products regarding clinical trials, anticipated milestones and other business updates. The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza
Name:	Elliot M. Maza
Title:	President and Chief Executive Officer

Date: February 20, 2018